Exhibit 99.2

News Release	Koppers Holdings Inc.
436 Seventh Avenue Pittsburgh, PA 15219-1800
Tel 412 227 2001
www.koppers.com

FOR IMMEDIATE RELEASE

For Information:	Michael J. Zugay, Chief Financial Officer 412 227 2231 ZugayMJ@koppers.com

Koppers Inc. Announces Termination of Tender Offer For Its

7.875% Senior Notes due 2019

PITTSBURGH, January 22, 2015 – Koppers Inc., a wholly-owned subsidiary of Koppers Holdings Inc. (NYSE: KOP), announced today that it has terminated its previously announced tender offer to purchase all of its issued and outstanding 7.875% Senior Notes due 2019 (the “Senior Notes”) and related solicitation of consents to certain proposed amendments to the indenture governing the Senior Notes.

The tender offer is being terminated because Koppers Inc.’s previously announced private offering of new senior notes has been postponed due to perceived unfavorable market conditions. As a result of the termination, none of the Senior Notes that have been tendered in the tender offer will be accepted for purchase and no consideration will be paid or become payable to holders of Senior Notes who have tendered their Senior Notes in the tender offer. All Senior Notes previously tendered and not withdrawn will be promptly returned or credited back to their respective holders, and all consents previously delivered and not revoked will be of no force and effect.

The tender offer was subject to the conditions set forth in the offer to purchase and consent solicitation statement and the related letter of transmittal and consent, each dated as of January 14, 2015. These conditions included, among others, the consummation of a notes offering in which Koppers Inc. obtains new debt financing yielding gross proceeds of at least $300.0 million.

This news release confirms the formal termination of the tender offer. Koppers Inc. reserves the right to initiate a new tender offer at a later date, but it is under no obligation to do so. Holders of Senior Notes with questions regarding the termination of the tender offer may direct such questions to the Information Agent, D.F. King & Co., Inc. at 800-870-0653 (toll free) or 212-269-5550 (for banks and brokers only).

This news release does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any securities, nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful.

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About Koppers

Koppers, with corporate headquarters in Pittsburgh, Pennsylvania, is an integrated global producer of carbon compounds, chemicals, and treated wood products and services for the aluminum, railroad, specialty chemical, utility, rubber, concrete, steel, residential lumber, and agriculture industries. Including our joint ventures, we serve our customers through a comprehensive global manufacturing and distribution network, with facilities located in North America, South America, Australasia, China and Europe. The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol “KOP.” For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Michael J. Zugay at 412 227 2231 or Michael W. Snyder at 412 227 2131.

Safe Harbor Statement

This news release may contain forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the Company does business; competitive pressures; the loss of one or more key customer or supplier relationships; customer insolvencies; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost and availability of raw materials; and other economic, business, competitive, regulatory and/or operational factors affecting the business of Koppers generally.